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TESSERA CONFIDENTIAL

                                                                   EXHIBIT 10.12

                               FIRST ADDENDUM TO
                         LIMITED TCC LICENSE AGREEMENT

     This First Addendum is entered into as of this 17th day of December 1996, (First Addendum Effective Date) between TESSERA INC., a corporation organized under the laws of Delaware ("Tessera") and Mitsui High-tec, Inc., a corporation organized under the laws of Japan ("Licensee") and modifies a the Limited TCC License Agreement ("Agreement") entered into by and between the parties having an Effective Date of July 22, 1996, with reference to the following facts:

I. SUPPLEMENT TO THE AGREEMENT. This First Addendum merely supplements certain provisions of the Agreement. All provisions, including Definitions, contained within the Agreement are therefore incorporated herein. In the event any of the provisions Agreement and this First Addendum conflict, the provisions contained in this First Addendum shall supersede the conflicting provisions.

II. TCMT RIGHTS. Licensee may make or have made TCMT provided Licensee complies with the requirements of Paragraph VIII ("Supplier") of the Agreement where appropriate. Any use of TCMT by Licensee must be for Licensee's assembly of TCC and related IC packages only, as defined in the Agreement. Licensee may not sell or resell TCMT (excess, salvage or otherwise) to any party other than Tessera. Tessera is not obliged, under the Agreement or this First Addendum, to transfer TCMT information (including documentation, Technical Information, materials specifications, or supporting information), whether confidential or not, to Licensee or any third party supplier of Licensee.

III. TECHNOLOGY TRANSFER FEE. As consideration for the new licenses, rights and privileges defined in this First Addendum, Licensee shall pay the remaining balance ([*] US DOLLARS (US$[*])) of the [*] US DOLLAR (US $[*]) Technology Transfer Fee within thirty (30) days of the First Addendum Effective Date.

IV. ENTIRE UNDERSTANDING: This First Addendum embodies the entire understanding between the parties relating to the subject matter hereof, whether written or oral, and there are no prior representations, warranties or agreements between the parties not contained in this First Addendum. Any amendment or modification of any provisions of this First Addendum must be in writing, dated and signed by both parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


For TESSERA INC.:                  For MITSUI HIGH-TEC, INC.:

By: /s/ JOHN W. SMITH              By: /s/ TOSHIYA MATSUBARA
   -------------------------          ------------------------------
Name:  John W. Smith               Name:  Toshiya Matsubara
Title: President & CEO             Title: Managing Director
Date:  11-14-96                    Date:  12-17-96

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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